UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2011
NiSource Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-16189

Delaware	35-2108964

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

801 East 86th Avenue
Merrillville, Indiana	46410

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective July 26, 2011, the NiSource Inc. (the “Company”) Board of Directors appointed Mr. Sigmund L. Cornelius to the Company’s Board of Directors. It is expected that Mr. Cornelius will serve on the following Committees: Audit, Corporate Governance, and Finance. Mr. Cornelius will be compensated for his service as a director under the Company’s compensation plans for non-employee directors which are set forth generally on pages 12-13 of the Company’s 2011 Proxy Statement as filed with the Securities and Exchange Commission on April 1, 2011, including participating in the Company’s 2010 Omnibus Incentive Plan, under which he received a pro-rated annual award of restricted stock units upon his appointment. Subject to the specific terms and conditions of the restricted stock unit award agreement, the restricted stock units awarded to Mr. Cornelius will vest and be payable to him, on the last day of his initial term.
A copy of the press release announcing the appointment of Mr. Cornelius and including information regarding his background and experience is attached hereto as exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)  Exhibits

Exhibit
Number	Description
99.1	Press Release, dated July 26, 2011, issued by NiSource, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: July 26, 2011	By:	/s/ Robert E. Smith Robert E. Smith
Vice President and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated July 26, 2011, issued by NiSource, Inc.